Exhibit 10.63

HSBC Bank Canada	1012083 (10-2003)
GENERAL SECURITY AGREEMENT
(British Columbia, Alberta, New Brunswick, Nova Scotia, Newfoundland and Labrador)

This General Security Agreement made as of the 7th day of September, 2010.

BETWEEN:

0884808 B.C. LTD.

c/o Clean Energy

Suite 400 — 3020 Old Ranch Parkway

Seal Beach, CA, 90740, U.S.A.

(the “Debtor”)

AND:

HSBC BANK CANADA, a chartered bank of Canada, having a head office in the City of Vancouver, in the Province of British Columbia, and having a branch at Suite 200 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3E9

(the “Bank”)

I               Security

1.1           For value received, the Debtor grants and creates the security constituted by this General Security Agreement and agrees to the terms, covenants, agreements, conditions, provisos and other matters set out in this General Security Agreement

1.2           As general and continuing security for the Obligations (as defined in clause 2.1 hereof), the Debtor:

1.2.1        hereby grants to the Bank, by way of mortgage, charge, assignment and transfer, a security interest in all presently owned and hereafter acquired personal property of the Debtor of whatsoever nature and kind and wheresoever situate and all proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor (all of which are herein collectively called the “Personal Property Collateral”), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Debtor in and to all Goods (including all accessories, attachments, additions and Accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles (subject to Clause 1.2.2 hereof), Licences, Money, Investment Property, and all:

(a)           Inventory of whatsoever nature and kind and wheresoever situate;

(b)           Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;

(c)           book accounts and book debts and generally all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit, letters of guarantee and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (all of which are herein collectively called the “Debts”);

(d)           deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e)           contractual rights and insurance claims and all goodwill;

(f)            monies other than trust monies lawfully belonging to others; and

(g)           personal property described in any schedule now or hereafter annexed hereto; and

1.2.2        hereby grants to the Bank, by way of mortgage and charge a security interest in all presently owned and hereafter acquired patents, trade-marks, copyrights, industrial designs and other intellectual property and all proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor (all of which is deemed to be included in the definition of “Personal Property Collateral” referred to in Clauses 1.2.1 and 1.3.2. hereof); and

1.2.3        hereby charges as and by way of a floating charge in favour of the Bank all the presently owned or held and hereafter acquired property, assets, effects and undertakings of the Debtor of whatsoever nature and kind and wheresoever situate, other than such of the property, assets, effects and undertakings of the Debtor as are validly and effectively subjected to the security interest granted to the Bank pursuant to clause 1.2.1 (all of which property, assets, effects and undertakings so charged by this clause 1.2.3 are herein collectively called the “Other Collateral”) including, without limiting the generality of the foregoing, all presently owned or held and hereafter acquired right, title and interest of the Debtor in and to real and immovable and leasehold property and rights whether in fee or of a less estate and all interest in and rights relating to lands and all easements, rights of way, privilege, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held and all structures, buildings, plant, machinery, fixtures, apparatus and fixed assets and the charge created by this clause 1.2.3 shall be a floating charge such that the Debtor shall not have power without the prior written consent of the Bank to:

(a)           create or permit to exist any Encumbrance against any of the Other Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement, save for:

(1)           those Encumbrances shown in the Encumbrance Schedule; and

(2)           Encumbrances approved in writing by the Bank prior to creation or assumption; or

(b)           grant, sell, exchange, transfer, assign, lease or otherwise dispose of the Other Collateral.

1.3           In this General Security Agreement:

1.3.1        any reference to “Premises” shall mean all property owned or leased by the Debtor;

1.3.2        the Personal Property Collateral and the Other Collateral are herein together called the “Collateral”;

1.3.3        any reference to “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”;

1.3.4        any reference to “Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more corporations and, if more than one Debtor executes this General Security Agreement, this General Security Agreement shall apply and be binding upon each of them jointly and severally and all obligations hereunder shall be joint and several;

1.3.5        any references to “Environmental Laws” shall mean any laws, regulations, orders, by-laws, permits or lawful requirements of any governmental authority with respect to environmental protection or regulating hazardous materials;

1.3.6        any reference to “General Security Agreement” shall, unless the context otherwise requires, be deemed a reference to this General Security Agreement as amended from time to time by written agreement together with the schedules hereto and any schedules added hereto pursuant to the provisions hereof;

1.3.7        any reference to “Hazardous Materials” shall mean any asbestos material, urea formaldehyde, explosives, radioactive materials, pollutants, contaminants, hazardous substances, corrosive substances, toxic substances, special waste or waste of any kind including, without limitation, compounds known as chlorobiphenyls and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release of which into the environment is prohibited, controlled or licensed under Environmental Laws;

1.3.8        any reference to “PPSA” shall mean the Personal Property Security Act of the Province as amended from time to time, including any amendments thereto and any Act substituted therefor and amendments thereto;

1.3.9        any reference to the “Province” shall mean the Province of British Columbia; and

1.3.10      the terms “Goods”, “Chattel Paper”, “Documents of Title”, “Equipment”, “Accounts”, “Consumer Goods”, “Instruments”, “Intangibles”, “Licences” (Alberta and British Columbia only), “Money”, “Investment Property”, “Proceeds”, “Inventory” and “Accessions” and other words and expressions which have been defined in the PPSA shall be interpreted in accordance with their respective meanings given in the PPSA (either in the singular or plural thereof), as the context requires unless otherwise defined herein or unless the context otherwise requires.

1.4           The Bank and the Debtor have not agreed to postpone the time for attachment of the security interest granted hereby.

1.5           The security interest in Consumer Goods hereby granted shall not become effective until, but shall become effective immediately when, the Bank notifies the Debtor in writing that it is effective.

1.6           The last day of the term of any lease held by the Debtor with respect to any of the Collateral is excluded from the security constituted by this General Security Agreement.

II             Obligations Secured

2.1           The security constituted by this General Security Agreement is general and continuing security for payment, performance and satisfaction  of each and every obligation, indebtedness and liability of the Debtor to the Bank (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety, (all of which obligations, indebtedness and liabilities are herein collectively called the “Obligations”).

2.2           This General Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security or Investment Property which the Bank may now or from time to time hold or take from the Debtor or from any other person whomsoever.

III            Representations and Warranties of the Debtor

3.1           The Debtor represents and warrants that, and, so long as this General Security Agreement remains in effect, shall be deemed to continuously represent and warrant that:

3.1.1        this General Security Agreement has been authorized, executed and delivered in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this General Security Agreement, the creation of the security constituted hereby and the performance of the Debtor’s obligations hereunder, legal, valid and binding;

3.1.2        the Collateral is genuine and is owned by the Debtor free of all security interests, mortgages, liens, claims, charges and other encumbrances (herein collectively called “Encumbrances”), save for the security constituted by this General Security Agreement, those Encumbrances shown on the Encumbrance Schedule and those Encumbrances approved in writing by the Bank;

3.1.3        the Debtor has good and lawful authority to create the security in the Collateral constituted by this General Security Agreement;

3.1.4        each Debt, Chattel Paper and Instrument included in the Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the “Account Debtor”), and the amount represented by the Debtor to the Bank from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defense, set off, claim or counterclaim against the Debtor which can be asserted against the Bank, whether in any proceeding to enforce the Collateral or otherwise;

3.1.5        with respect to Goods (including Inventory) comprised in the Collateral, the locations specified in the Location Schedule are accurate and complete (save for Goods in transit to such locations and Inventory on lease or consignment) and all fixtures or Goods about to become fixtures which form part of the Collateral will be situate at one of the locations specified in the Location Schedule;

3.1.6        none of the Premises are insulated with urea formaldehyde nor contain any asbestos material or underground tanks;

3.1.7        the Premises are free of any Hazardous Materials;

3.1.8        the Premises are not currently used in a manner, and, to the Debtor’s knowledge, after having made due inquiry, no prior use has occurred, which is contrary to any laws, regulations, orders, bylaws, permits or lawful requirements of any Environmental Laws; and

3.1.9        there are no existing or threatened claims, actions, orders or investigations under any Environmental Laws against the Debtor or against the Premises;

3.1.10      the Debtor is the owner of any intellectual property applications and registrations and there are no outstanding claims of ownership by third parties in respect of these registrations and applications;

3.1.11      all intellectual property applications and registrations are valid and in good standing;

3.1.12      all trade-mark and industrial designs have been in continuous use and that the use has been proper in relation to the wares and/or services of the Debtor;

3.1.13      only the Debtor has used the trade-marks, or if there are any third party users of the Debtor’s trade-marks, such third party users are properly licensed to use such trademarks;

3.1.14      all assignments and other documents affecting intellectual property rights have been disclosed and provided to the Bank;

3.1.15      there are no outstanding or threatened claims or proceedings with respect to the intellectual property; and

3.1.16      all necessary assignments and license agreements have been properly executed by the Debtor for use of third party intellectual property.

IV            Covenants of the Debtor

4.1           The Debtor covenants and agrees that at all times while this General Security Agreement remains in effect the Debtor will:

4.1.1        defend the Collateral for the benefit of the Bank against the claims and demands of all other persons;

4.1.2        not, without the prior written consent of the Bank:

(a)           create or permit to exist any Encumbrance against any of the Personal Property Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement, save for:

(i)            those Encumbrances shown in the Encumbrance Schedule; and

(ii)           Encumbrances approved in writing by the Bank prior to creation or assumption; or

(b)           grant, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral;

provided always, that, until default, the Debtor may, in the ordinary course of the Debtor’s business, sell or lease Inventory and, subject to clause 5.2 hereof, use monies available to the Debtor;

4.1.3        fully and effectively maintain and keep maintained valid and effective the security constituted by this General Security Agreement;

4.1.4        notify the Bank promptly of:

(a)           any change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor’s name, the Debtor’s business or the Collateral;

(b)           the details of any significant acquisition of Collateral;

(c)           the details of any claims or litigation affecting the Debtor or the Collateral;

(d)           any loss or damage to the Collateral;

(e)           any default by any Account Debtor in payment or other performance of obligations of the Account Debtor comprised in the Collateral; and

(f)            the return to, or repossession by, the Debtor of Collateral;

4.1.5        keep the Collateral in good order, condition and repair (in the locations specified in the Location Schedule or such other locations as the Bank may approve in writing) and not use the Collateral in violation of the provisions of this General Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

4.1.6        carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor’s business as well as accurate and complete records concerning the Collateral and, at the Bank’s request, mark any and all such records and the Collateral so as to indicate the security constituted by this General Security Agreement;

4.1.7        forthwith pay:

(a)           all obligations to its employees and all obligations to others which relate to its employees when due, including, without limitation, all taxes, duties, levies, government fees, claims and dues related to its employees;

(b)           all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Bank may require; and

(c)           all Encumbrances which rank or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement, other than the Encumbrances, if any, shown in the Encumbrance Schedule hereto and those approved in writing by the Bank;

4.1.8        prevent the Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an Accession to other property not covered by this General Security Agreement;

4.1.9        insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Bank shall reasonably direct (but in any event in accordance with prudent business practice and for not less than the full replacement cost thereof) with loss payable to the Bank and the Debtor, as insureds, as their respective interests may appear, and to pay all premiums for such insurance;

4.1.10      deliver to the Bank from time to time promptly upon request:

(a)           any Documents of Title, Instruments, Investment Property and Chattel Paper comprised in or relating to the Collateral;

(b)           all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(c)           all financial statements prepared by or for the Debtor regarding the Debtor’s business;

(d)           all policies and certificates of insurance relating to the Collateral; and

(e)           such information concerning the Collateral, the Debtor and the Debtor’s business and affairs as the Bank may reasonably require;

4.1.11      forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Bank in:

(a)           inspecting the Collateral;

(b)           negotiating, preparing, perfecting and registering this General Security Agreement and other documents, whether or not relating to this General Security Agreement;

(c)           investigating title to the Collateral;

(d)           taking, recovering, keeping possession of and insuring the Collateral;

(e)           connection with any disclosure requirements under the PPSA; and

(f)            all other actions and proceedings taken in connection with the preservation of the Collateral and the confirmation, perfection and enforcement of this General Security Agreement and of any other security held by the Bank as security for the Obligations;

4.1.12      at the Bank’s request at any time and from time to time create in favour of the Bank, as security for the Obligations, a fixed charge or charges upon any of the Other Collateral;

4.1.13      at the Bank’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all other acts and things as the Bank reasonably requires in order to give effect to this General Security Agreement or to confirm and perfect, and maintain perfection of, the security constituted by this General Security Agreement in favour of the Bank;

4.1.14      permit the Bank and its representatives, at all reasonable times, access to all the Debtor’s property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection;

4.1.15      comply with the covenants, if any, set out in the Additional Covenants Schedule;

4.1.16      develop and use the Premises only in compliance with all Environmental Laws;

4.1.17      permit the Bank to investigate the Premises, any goods on the Premises and the Debtor’s records at any time and from time to time to verify such compliance with Environmental Laws and this General Security Agreement;

4.1.18      upon the reasonable request of the Bank, obtain from time to time at the Debtor’s cost a report from an independent consultant designated or approved by the Bank verifying compliance with Environmental Laws and this General Security Agreement or the extent of any non-compliance therewith;

4.1.19      not store, manufacture, dispose, treat, generate, use, transport, remediate or release Hazardous Materials on or from the Premises without notifying the Bank in writing;

4.1.20      promptly remove any Hazardous Materials from the Premises in a manner which conforms to Environmental Laws governing their removal;

4.1.21      notify the Bank in writing of:

(a)           any enforcement, clean-up, removal, litigation or other governmental, regulatory, judicial or administrative action instituted, contemplated or threatened against the Debtor or the Premises pursuant to any Environmental Laws;

(b)           all claims, actions, orders, or investigations, made or threatened by any third party against the Debtor or the Premises relating to damage, contribution, cost recovery, compensation, loss or injuries resulting from any Hazardous Materials or any breach of the Environmental Laws; and

(c)           the discovery of any Hazardous Materials or any occurrence or condition on the Premises or any real property adjoining or in the vicinity of the Premises which could subject the Debtor or the Premises to any fines, penalties, orders or proceedings under any Environmental Laws;

4.1.22      apply to file applications and complete registrations on any present material intellectual property which is not currently protected by an application or registration where commercially reasonable, including any and all improvements to intellectual property and apply to file registrations on unregistered trade-marks in Canada and the United States;

4.1.23      apply to file applications and complete registrations of all after acquired material intellectual property in all jurisdictions where commercially reasonable;

4.1.24      keep up-to-date witnessed records regarding material intellectual property;

4.1.25      enter into confidentiality agreements with employees and other third parties who may invent, create, discover, author and/or reduce to practice intellectual property for the Debtor and who may have access to confidential information of the Debtor;

4.1.26      ensure that all after acquired material intellectual property obtained from third parties is properly acquired by way of a written license agreement or assignment;

4.1.27      provide, upon written request by the Bank, a list of all registered and unregistered trade-marks, patent applications, issued patents, copyright, industrial designs and other material intellectual property; and

4.1.28      mark all products and advertising appropriately to maintain the validity of all material intellectual property rights.

V             Payments and Proceeds

5.1           After default under this General Security Agreement, the Bank may notify all or any Account Debtors of the security constituted by this General Security Agreement and may also direct such Account Debtors to make all payments on the Collateral to the Bank.

5.2           The Debtor acknowledges that any payments on or other proceeds of the Collateral received by the Debtor from Account Debtors, whether before or after notification of the security constituted by this General Security Agreement to Account Debtors and after default under this General Security Agreement, shall be received and held by the Debtor in trust for the Bank and shall be turned over to the Bank forthwith upon request.

VI            Bank Actions

6.1           The Debtor hereby authorizes the Bank to:

6.1.1        file such financing statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted Encumbrances affecting the Collateral or identifying the locations at which the Debtor’s business is carried on and the Collateral and records relating thereto are situate) as the Bank may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the Collateral and to realize upon the security constituted hereby and the Debtor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient by the Bank; and

6.1.2        make enquiries from time to time of any governmental authority with respect to the Debtor’s compliance with Environmental Laws and the Debtor agrees that the Debtor will from time to time provide to the Bank with such written authorization as the Bank may reasonably require in order to facilitate the obtaining of such information.

6.2           The Bank may charge for its reasonable costs incurred in connection with any disclosure requirements under the PPSA.

6.3           If the Debtor fails to perform any of its Obligations hereunder, the Bank may, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Bank hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Bank forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favour of the Bank prior to all claims subsequent to this General Security Agreement.

6.4           The Debtor covenants and agrees that the Bank may, but shall be under no obligation to, at any time or times as the Bank deems necessary and without the concurrence of the Debtor or any other person make such arrangements for the repairing, finishing and putting in order of the Premises, including, without limitation, such repairs, replacements and improvements as are necessary so that the Debtor and the Premises comply with Environmental Laws, and all reasonable costs, charges and expenses including an allowance for the time and services of the Bank, the Bank’s servants or agents or any other person or persons appointed for the above purposes including, without limitation, the full amount of all legal fees, disbursements, costs, charges and expenses incurred by the Bank and any amount due hereunder shall be payable forthwith to the Bank, shall be deemed an advance to the Debtor by the Bank, shall be deemed to be Obligations, and shall bear interest at the highest rate per annum from time to time charged by the Bank on any of the other Obligations until paid.

VII          Default

7.1           The Debtor shall be in default under this General Security Agreement, unless otherwise agreed in writing by the Bank, upon the occurrence of any of the following events:

7.1.1        the Debtor makes default in payment when due of any of the Obligations which are indebtedness or liabilities or the Debtor fails to perform or satisfy any other of the Obligations (and such failure to make a payment when due or failure to perform or satisfy any of the other obligations is not cured by Debtor within five business days); or

7.1.2        the Debtor is in breach of any term, condition, proviso, agreement or covenant to the Bank, or any representation or warranty given by the Debtor to the Bank is untrue, whether or not any such term, condition, proviso, agreement or covenant, representation or warranty is contained in this General Security Agreement; or

7.1.3        the Debtor makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors’ Arrangement Act (Canada) or similar legislation in any jurisdiction, or makes an authorized assignment; or

7.1.4        there is instituted by or against the Debtor any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding-up of affairs of, the Debtor; or

7.1.5        the Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or threatens to commit an act of bankruptcy; or

7.1.6        a receiver, receiver and manager or receiver-manager of all or any part of the Collateral or of any other property, assets or undertakings of the Debtor is appointed; or

7.1.7        any execution, sequestration, extent or other process of any court becomes enforceable against the Debtor or a distress or analogous process is levied upon the Collateral or any part thereof; or

7.1.8        an order is made or an effective resolution is passed for winding-up the Debtor, or

7.1.9        without the prior written consent of the Bank, the Debtor creates or permits to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement; or

7.1.10      the holder of any Encumbrance against any of the Collateral does anything to enforce or realize on such Encumbrance; or

7.1.11      the Debtor enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person; or

7.1.12      the Bank in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy; or

7.1.13      any certificate, statement, representation, warranty or audit report herewith, heretofore or hereafter furnished by or on behalf of the Debtor to the Bank, whether in connection with this General Security Agreement or otherwise, and whether furnished as an inducement to the Bank to extend any credit to or to enter into this or any other agreement with the Debtor or not:

(a)           proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or

(b)           proves to have omitted any substantial contingent or unliquidated liability or claim against the Debtor;

or, upon the date of execution of this General Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit report, which change shall not have been disclosed to the Bank at or prior to the time of such execution.

7.2           For the purposes of Section 198.1 of the Land Title Act of British Columbia, the floating charge created by this General Security Agreement over land shall become a fixed charge thereon upon the earliest of:

7.2.1        the occurrence of an event described in any of clauses 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7 or 7.1.8; or

7.2.2        the Bank taking any action to enforce and realize on the security constituted by this General Security Agreement.

VIII         Enforcement

8.1           The Bank may make demand for payment at any time of any or all of the Obligations which are payable upon demand (whether or not there is any default under this General Security Agreement) and, upon any default under this General Security Agreement, the Bank may declare any or all of the Obligations which are not payable on demand to become immediately due and payable.

8.2           Upon default under this General Security Agreement, the security hereby constituted will immediately become enforceable.

8.3           To enforce and realize on the security constituted by this General Security Agreement the Bank may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Bank may do any one or more of the following:

8.3.1        appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the “Receiver”) of the Collateral, with or without bond as the Bank may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

8.3.2        enter upon any of the Premises and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

8.3.3        preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Bank may deem advisable;

8.3.4        sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Bank may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

8.3.5        exercise all of the rights and remedies of a secured party under the PPSA.

8.4           A Receiver appointed pursuant to this General Security Agreement shall be the agent of the Debtor and not of the Bank and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Bank hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security on any of the Collateral, any such security may rank in priority to or pari passu with or behind the security constituted by this General Security Agreement, and if it does not so specify such security shall rank in priority to the security constituted by this General Security Agreement.

8.5           Subject to applicable law and the claims, if any, of the creditors of the Debtor ranking in priority to the security constituted by this General Security Agreement, all amounts realized from the disposition of the Collateral pursuant to this General Security Agreement will be applied as the Bank, in its sole discretion, may direct as follows:

Firstly:                   in or toward payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Bank in connection with or incidental to:

(1)           the exercise by the Bank of all or any of the powers granted to it pursuant to this General Security Agreement; and

(2)           the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to the Receiver pursuant to this General Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

Secondly:               in or toward payment to the Bank of all principal and other monies (except interest) due in respect of the Obligations;

Thirdly:                 in or toward payment to the Bank of all interest remaining unpaid in respect of the Obligations; and

Fourthly:               any surplus will be paid to the Debtor.

IX            Deficiency

9.1           If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full to the Bank, the Debtor will immediately pay to the Bank the amount of such deficiency.

X             Rights Cumulative

10.1         All rights and remedies of the Bank set out in this General Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future general security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Debtor and the Bank that may be in effect from time to time.

XI            Appointment of Attorney

11.1         The Debtor hereby irrevocably appoints the Bank or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Bank or the Receiver, as the case may be, pursuant to this General Security Agreement.

XII          Liability of Bank

12.1         The Bank shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or nonfulfillment of contracts during any period when the Bank shall manage the Collateral upon entry or manage the business of the Debtor, as herein provided, nor shall the Bank be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any default or omission for which a mortgagee in possession may be liable.

12.2         The Bank shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Bank, in the case of Investment Property, Instruments or Chattel Paper, be obliged to reserve rights against other persons, nor shall the Bank be obliged to keep any of the Collateral identifiable.

12.3         The Bank shall not be obliged to inquire into the right of any person purporting to be entitled under the PPSA to information and materials from the Bank by making a demand upon the Bank for such information and materials and the Bank shall be entitled to comply with such demand and shall not be liable for having complied with such demand notwithstanding that such person may in fact not be entitled to make such demand.

12.4         The Debtor will indemnify the Bank and hold the Bank harmless from and against any and all claims, costs, losses, demands, actions, causes of action, lawsuits, damages, penalties, judgments and liabilities of whatsoever nature and kind in connection with or arising out of any representation or warranty given by the Debtor, being untrue, the breach of any term, condition, proviso, agreement or covenant to the Bank, or the exercise of any of the rights and or remedies of the Bank, or any transaction contemplated in this General Security Agreement.

12.5         The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Bank than provided in this General Security Agreement.

12.6         The Debtor shall indemnify, reimburse and save harmless the Bank, any receiver, its directors, officers, employees, agents, and successors and assigns, from any and all liabilities, actions, damages, claims, losses, costs and expenses whatsoever (including without limitation, the full amount of all legal fees, costs, charges and expenses and the cost of removal, treatment, storage and disposal of any Hazardous Materials and remediation of the Premises) which may be paid, incurred or asserted against the Bank for, with respect to or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises or into or upon any other land, the atmosphere or any watercourse, body of water or wetland of any Hazardous Materials.

12.7         Any amount owing by the Debtor hereunder shall, from the date of disbursement until the date the Bank receives reimbursement, be deemed advanced to the Debtor by the Bank, shall be deemed to be Obligations and shall bear interest at the highest rate per annum from time to time charged by the Bank on any of the other Obligations until paid.

12.8         The Debtor agrees that the indemnity obligations hereunder shall survive the release of the security of this General Security Agreement and the payment and satisfaction of the indebtedness and liabilities hereby secured.

XIII         Appropriation of Payments and Offset

13.1         Subject to any applicable provisions of the PPSA, any and all payments made in respect of the Obligations from time to time and monies realized from any security held therefor (including monies collected in accordance with or realized on any enforcement of this General Security Agreement) may be applied to such part or parts of the Obligations as the Bank may see fit, and the Bank may at all times and from time to time change any appropriation as the Bank may see fit or, at the option of the Bank, such payments and monies may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or to the rights of the Bank hereunder.

13.2         Without limiting any other right of the Bank, whenever any of the Obligations is immediately due and payable or the Bank has the right to declare any of the Obligations to be immediately due and payable (whether or not it has so declared), the Bank may, in its sole discretion, set off against any of the Obligations any and all monies then owed to the Debtor by the Bank in any capacity, whether or not due and to do so even though any charge therefor is made or entered on the Bank’s records subsequent thereto, and the Bank shall be deemed to have exercised such right to set off immediately at the time of making its decision.

XIV         Liability to Advance, Etc.

14.1         Except to the extent that the Bank:

14.1.1      by accepting bills of exchange drawn on it by the Debtor; or

14.1.2      by issuing letters of credit or letters of guarantee on the application of the Debtor;

is required to advance monies on the maturity of such bills or pursuant to such letters of credit or letters of guarantee, as the case may be, none of the preparation, execution, perfection and registration of this General Security Agreement or the advance of any monies shall bind the Bank to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Bank or extend any term for performance or satisfaction of any obligation of the Debtor to the Bank.

14.2         Nothing herein contained shall in any way oblige the Bank to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations or any of them.

XV          Waiver

15.1         No delay or omission by the Bank in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

15.2         The Bank may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this General Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

XVI         Extensions

16.1         The Bank may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security, and otherwise deal with the Debtor, Account Debtors of the Debtor, sureties and others and with the Collateral and other security as the Bank may see fit without prejudice to the liability of the Debtor or the Bank’s right to hold and realize on the security constituted by this General Security Agreement.

XVII       Assignment

17.1         The Bank may, without further notice to the Debtor, at any time mortgage, charge, assign, transfer or grant a security interest in this General Security Agreement and the security constituted hereby.

17.2         The Debtor expressly agrees that the assignee, transferee or secured party of the Bank, as the case may be, shall have all of the Bank’s rights and remedies under this General Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Bank in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

XVIII      Satisfaction and Discharge

18.1         Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Bank, shall be deemed not to be redemption or discharge of the security constituted by this General Security Agreement.

18.2         The Debtor shall be entitled to a release and discharge of the security constituted by this General Security Agreement upon full payment, performance and satisfaction of all Obligations, or the securing of the Obligations to the satisfaction of the Bank, and upon written request by the Debtor and payment to the Bank of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Bank in connection with the Obligations and such release and discharge.

XIX         No Merger

19.1         This General Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security in any form held or which may hereafter be held by the Bank from the Debtor or from any other person whomsoever.

19.2         The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the terms, conditions, covenants, agreements or provisos contained in this General Security Agreement.

19.3         The release and discharge of the security constituted by this General Security Agreement by the Bank shall not operate as a release or discharge of any right of the Bank to be indemnified and held harmless by the Debtor pursuant to clause 12.4 hereof or of any other right of the Bank against the Debtor arising under this General Security Agreement prior to such release and discharge.

XX          Interpretation

20.1         In this General Security Agreement:

20.1.1      the invalidity or unenforceability of the whole or any part of any clause shall not affect the validity or enforceability of any other clause or the remainder of such clause;

20.1.2      the headings have been inserted for reference only and shall not define, limit, alter or enlarge the meaning of any provision of this General Security Agreement; and

20.1.3      when the context so requires, the singular shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

XXI         Notice

21.1         Whenever either the Bank or the Debtor hereto is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Collateral, this General Security Agreement or the PPSA, such notice, direction, demand or request shall be sufficiently given if given in writing and delivered to the party for whom it is intended at the address of such party herein or as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the address of such party herein set forth or as changed pursuant hereto.

21.2         Either the Bank or the Debtor may notify the other in accordance herewith of any change in its principal address to be used for the purposes hereof.

XXII       Variation

22.1         Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this General Security Agreement shall be made except by written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

XXIII      Enurement

23.1         This General Security Agreement shall enure to the benefit of the Bank and its successors and assigns and shall be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

XXIV      Copy of Agreement and Financing Statement

24.1         The Debtor hereby:

24.1.1      acknowledges receiving a copy of this General Security Agreement; and

24.1.2      waives all rights to receive from the Bank a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of this General Security Agreement.

XXV       Governing Law

25.1         This General Security Agreement shall be governed by and construed in accordance with the laws of the Province.

25.2         For the purpose of legal proceedings this General Security Agreement shall be deemed to have been made in the Province and to be performed there and the courts of the Province shall have jurisdiction over all disputes which may arise under this General Security Agreement and the Debtor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Bank from proceeding at its election against the Debtor in the courts of any other Province, country or jurisdiction.

IN WITNESS WHEREOF the Debtor has executed this General Security Agreement as of the day and year first above written.

Execution Date
(For Corporation)	Y	M	D	Debtor’s Signature

	10	09		0884808 B.C. LTD.
Officer Signature				(by its authorized signatory(ies))

Per:
Name				Signature

Address				Name

Occupation				Title

Per:
Signature

Name

Title

(For Individual)

Officer Signature

Name

Address				Debtor’s Signature

Occupation				Name

Officer Certification:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

ENCUMBRANCE SCHEDULE

Prior Encumbrances:

Encumbrances existing under the following agreements:

1.                                       Security Agreement, of even date herewith, by and between Clean Energy Compression Corp. and I.M.W. Industries Ltd.

2.                                       Real Property Lease of 43676 Progress Way, Chilliwack, BC with Highway 1 Business Park Ltd.

3.                                       Master Equipment Lease No. 8542401 with Nexcap Finance Corp.

4.                                       Equipment Loan and Security Agreement No. 150010760971 with GE Canada Equipment Financing G.P.

5.                                       Equipment Loan and Security Agreement No.150010868977 with GE Canada Equipment Financing G.P.

6.                                       Lease Agreement No. 340439 with De Lage Landen Financial Services Canada Inc.

7.                                       Lease Agreement No. 358682 with De Lage Landen Financial Services Canada Inc.

8.                                       Lease Agreement No. 361819 with De Lage Landen Financial Services Canada Inc.

9.                                       Leasing Agreement No. 120005690370 with GE Canada Leasing Services Company

10.                                 Vehicle Lease Agreement with Envision Leasing Ltd.

LOCATION SCHEDULE

Address(es) of Location of the Collateral:

43676 Progress Way
Chilliwack, B.C. VR2 0C3
Canada

2

ADDITIONAL COVENANTS SCHEDULE

Additional Covenants of the Debtor under Clause 4.1.15:

Nil.

3